UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2009 (April 1, 2009)

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 N. Barranca Ave. #810
West Covina, CA 91791
(Address of Principal Executive Offices) (Zip code)

(626) 859-6638
(Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, the Board of Directors (the “Board”) of Ever-Glory International Group Inc. (the “Company”) elected Gerald (Gerry) Goldberg as a director of the Company to fill an existing vacancy on the Board created by the resignation of Bennet P. Tchaikovsky.   Based upon information submitted to the Board by Mr. Goldberg, the Board has determined that Mr. Goldberg is  “independent” under the listing standards of both NYSE Amex and the NASD Marketplace Rules.  Mr. Goldberg has not participated in the preparation of the Company’s financial statements or any current subsidiary at any time during the past three years, and is able to read and understand financial statements.  The Board also determined that Mr. Goldberg qualifies as an audit committee financial expert under Item 407(d)(5)(ii) and (iii) of Regulation S-K.

Mr. Goldberg will serve as the Chairman of the Audit Committee and a member of the Compensation Committee of the Board.

We entered into a letter agreement with Mr. Goldberg regarding the terms of his service as a director, which was included as Exhibit 10.1 to this Form 8-K. Under our agreement with Mr. Goldberg, he will be entitled to receive annual compensation of $34,000 for his services rendered pursuant to the agreement, in accordance with the compensation guidelines established by the Board for non-employee directors.  Mr. Goldberg’s annual compensation will be paid in cash of $24,000 and in such number of shares of the Company’s restricted common stock having an aggregate value equal to $10,000, as determined by the average per share closing prices of the Company’s common stock as quoted on national exchange, as applicable, for the five trading days leading up to and including the last trading date of the quarter following which the shares are to be issued (i.e. when the shares are issued within 30 days following the end of the second quarter and the fourth quarter) of the year for which compensation is being paid. The total number of formal Committee meetings the Company requests for Mr. Goldberg 's participation will not be more than seven times per 12 months starting from the effective date of the agreement,  Mr. Goldberg will receive an extra compensation of $500 for each additional formal Committee meeting he participates at the Chairman’s request.   His Compensation, in the form of shares, shall be issued and paid semi-annually, within 30 days following the end of the second and the fourth quarter (beginning with the second quarter of 2010), of each calendar year. Compensation, in the form of cash，shall be paid quarterly, within 30 days following the end of each quarter (beginning with the second quarter of 2010), of each calendar year. In addition, the Annual Compensation will be pro rated daily (based on a 360 day year) for any portion of the year during which he serves as a director. As an independent director, Mr. Goldberg will also be eligible for reimbursement of all travel and other reasonable expenses relating to his attendance of Board meetings in person and performance of duties.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Except for the letter agreement between the Company and Mr. Goldberg which contains certain terms under which Mr. Goldberg will serve as a director, there is no arrangement or understanding between Mr. Goldberg and any other persons, pursuant to which Mr. Goldberg was selected as a director.

Following the appointment of Mr. Goldberg as the third independent director on a five-member board, the Company now has a majority of independent directors on its board.

A copy of the Company’s press release announcing these appointments is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS

Not Applicable

(d) EXHIBITS.

Exhibit Number	Description
10.1	Letter Agreement by and between Ever-Glory International Group Inc.and Mr. Goldberg effective as of April 1, 2010
99.1	Press Release issued by Ever-Glory International Group Inc., dated April 7, 2010, entitled " Ever-Glory Appoints New Independent Director”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: April 7, 2010	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Letter Agreement by and between Ever-Glory International Group Inc.and Mr. Goldberg effective as of April 1, 2010
99.1	Press Release issued by Ever-Glory International Group Inc., dated April 7, 2010, entitled " Ever-Glory Appoints New Independent Director”.